Exhibit 10.10

BOARD OBSERVER AND INDEMNIFICATION AGREEMENT

This Board Observer and Indemnification Agreement, dated as of the 5th day of November, 2013 (this “Agreement”), is made by and among Griffin Capital Essential Asset REIT, Inc., a Maryland corporation (the “Company”), Warren DeHaan (the “Observer”), SPT Griffin Holdings, LLC (the “Investor”) and Starwood Property Trust, Inc. (the “Parent”).

WHEREAS, the Investor has provided an approximately $250 million investment in the Company’s operating partnership (the “Investment”) pursuant to that certain Series A Cumulative Redeemable Exchangeable Preferred Unit Purchase Agreement by and among the Company, Griffin Capital Essential Asset REIT Operating Partnership, L.P., and the Parent, dated November 5, 2013 (the “Unit Purchase Agreement”);

WHEREAS, as part of the Investment, the Company has agreed that Investor may appoint a non-voting observer who will be permitted to attend meetings of the Company’s Board of Directors and Committees, with such further rights and upon such further restrictions as set forth in that certain Investor Rights Agreement by and between the Company and Investor dated November 5, 2013 (the “Investor Rights Agreement”);

WHEREAS, Investor has appointed Observer as the non-voting observer pursuant to the terms of the Investor Rights Agreement;

NOW, THEREFORE, in consideration of Investor’s Investment, and in accordance with the terms of the Investor Rights Agreement, the Company hereby agrees to indemnify Observer subject to the following terms:

1.    Board Observer Rights.

(a)    The Company agrees that it will invite Observer to attend, in a nonvoting observer capacity, meetings of the Company’s Board of Directors and any and all Committees thereof for the sole purpose of permitting Observer and its affiliates, Investor and Parent (collectively, with their respective or collective affiliates, the “Starwood Companies”) to have current information with respect to the affairs of the Company and the actions taken by the Board of Directors (the “Approved Purposes”). Observer shall have the right to be heard at any such meeting, but in no event shall the Observer be deemed to be a member of the Board or such Committees or have the right to vote on any matter under consideration by the Board or such Committees or otherwise have any power to cause the Company to take, or not to take, any action. As a nonvoting observer, Observer will also be provided copies of all notices, minutes, consents, and all other materials or information that is provided to the directors with respect to a meeting or any written consent in lieu of meeting (except to the extent Observer has been excluded therefrom pursuant to clause (c) below).

(b)    If a meeting of the Board or any of the Committees is conducted via telephone or other electronic medium (e.g., videoconference), Observer may attend such meeting via the same medium; provided, however, that it shall be a material breach of this Agreement for anyone other than (i) Observer, (ii) a successor observer, if one has been appointed by the Investor pursuant to Section 2.1(a) of the Investor Rights Agreement, or (iii) an observer designee, if one has been designated by the Investor pursuant to Section 2.1(b) of the Investor Rights Agreement, to attend or participate in any way in such meeting, directly or indirectly, without the Company’s express prior written consent.

(c)    Notwithstanding the foregoing, the Company may exclude Observer from access to any material or meeting or portion thereof if (i) the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company and its counsel; or (ii) such portion of a meeting is an executive session limited solely to independent director members of the Board of Directors, independent auditors and/or legal counsel, as the Board of Directors may designate and the Observer would not meet the then-applicable standards for independence of an independent director member of the Board of Directors.

(d)    The Company shall reimburse the Observer on a quarterly basis for the reasonable out-of-pocket expenses incurred by the Observer in connection with attendance at Board and Committee meetings.

(e)    The rights described in this Section 1 shall terminate upon (i) any material violation of the terms of this Agreement by any of the Starwood Companies and/or Observer, (ii) the death or disability of Observer, (iii) termination of the Investor’s right to appoint and maintain an Observer to the Company’s Board as provided in the Investor Rights Agreement, or (iv) any separation by Observer from the Starwood Companies.

2.    Confidential Treatment of Company Confidential Information.

(a)    In consideration of the Company’s disclosure to Observer, on his own behalf and as authorized agent for the Starwood Companies, of information which is not publicly available concerning the Company for the Approved Purposes, Observer and the Starwood Companies jointly and severally agree that this Agreement will apply to all information, in any form whatsoever, disclosed or made available to Observer and the Starwood Companies (collectively, the “Recipient”) concerning the Company, its affiliates and/or the Approved Purposes (“Confidential Information”).

(b)    Except as otherwise provided herein, Recipient agrees: (i) to hold Confidential Information in strict confidence and trust and to act in a fiduciary manner with respect to all Confidential Information; (ii) not to disclose Confidential Information to any third parties; and (iii) not to use any Confidential Information for any purpose except for the sole purpose of the Approved Purposes. Recipient may disclose the Confidential Information to its responsible employees, agents, advisors, affiliates and representatives with a bona fide need to know (“Representatives”), but only to the extent necessary for the Approved Purposes. Recipient agrees to instruct all such Representatives not to disclose such Confidential Information to third parties without the prior written permission of the Company. Recipient will, at all times, remain liable under the terms of this Agreement for any unauthorized disclosure or use of Confidential Information by any of its Representatives.

3.    Exempted Disclosure. The foregoing restriction on the use and nondisclosure of Confidential Information will not include information which: (i) is, or hereafter becomes, through no act or failure to act on the part of the Recipient, generally known or available to the public; (ii) was acquired by the Recipient before receiving such information from the Company, without restriction as to use or disclosure; (iii) is hereafter furnished to the Recipient by a third party, without restriction as to use or disclosure; (iv) such information was independently developed by Recipient; or (v) is required to be disclosed pursuant to judicial process or court order, provided, that to the extent permitted by law, rule or regulation and reasonably practicable under the circumstances, the Recipient gives the Company prompt notice of such required disclosure so that the Company may challenge the same.

4.    Return of Confidential Information. Upon request of the Company, the Recipient will promptly: (i) return to the Company all physical materials containing or consisting of Confidential Information and all hard copies thereof; and (ii) destroy all electronically stored Confidential Information in Recipient’s possession or control. Recipient may retain in its confidential files one copy of any item of Confidential Information in order to comply with any legal, compliance or regulatory requirements. Any Confidential Information that is not returned or destroyed, including, without limitation, any oral

Confidential Information, and all notes, analyses, compilations, studies or other documents prepared by or for the benefit of the Recipient from such information, will remain subject to the confidentiality obligations set forth in this Agreement indefinitely.

5.    Disclaimer. All Confidential Information is provided to Recipient “as is” and the Company does not make any representation or warranty as to the accuracy or completeness of the Confidential Information or any component thereof. The Company will have no liability to Recipient resulting from the reliance on the Confidential Information by Recipient or any third party to whom such Confidential Information is disclosed.

6.    Company Ownership of Confidential Information. Recipient acknowledges that all of the Confidential Information is owned solely by the Company (or its licensors) and that the unauthorized disclosure or use of such Confidential Information would cause irreparable harm and significant injury, the degree of which may be difficult to ascertain. Therefore, in the event of any breach of this Agreement, the Company is entitled to seek all forms of equitable relief (including an injunction and order for specific performance), in addition to all other remedies available at law or in equity.

7.    Recipient and Representative Compliance with Securities Laws. Recipient agrees that the Confidential Information is given in confidence in accordance with the terms of this Agreement, and Recipient will not take any action relating to the securities of the Company which would constitute insider trading, market manipulation, or any other violation of applicable securities law. Recipient agrees to instruct all of its Representatives to whom it discloses Confidential Information that they may not take any action relating to the securities of the Company which would constitute insider trading, market manipulation, or any other violation of applicable securities law.

8.    Joint and Several Obligations. The Parties agree that the obligations of Observer and each of the Starwood Companies under this Agreement are joint and several.

9.    Indemnity.

(a)    The Company will indemnify and hold harmless Observer from and against any losses, claims, damages, liabilities and expenses to which Observer may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon Observer’s designation as a non-voting observer at meetings of the Company’s Board of Directors and Committees thereof. The Company will reimburse Observer for such losses, claims, damages, liabilities and expenses as they are incurred, including for amounts incurred in connection with investigating or defending any such loss, claim, damage, liability, expense or action.

(b)    Promptly after receipt by Observer under Section 9(a) of notice of the commencement of any action (but in no event in excess of 30 days after receipt of actual notice), Observer will, if a claim in respect thereof is to be made against Observer under this Section 9, notify the Company in writing of the commencement thereof, and the omission so to notify the Company will relieve the Company from any liability under this Section 9 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to Observer. In case any such action is brought against Observer, and Observer notifies the Company of the commencement thereof, the Company will be entitled, to the extent it may wish, to participate in the defense thereof, with separate counsel. Such participation shall not relieve the Company of the obligation to reimburse Observer for reasonable legal and other expenses (subject to Subsection (c)) incurred by Observer in defending itself, except for such expenses incurred after the Company has deposited funds sufficient to effect the settlement (unless an expungement proceeding has been initiated), with prejudice, of the claim in respect of which indemnity is sought. The Company shall not be liable to Observer on account of any settlement of any claim or action effected without the consent of the Company, such consent not to be unreasonably withheld or delayed.

(c) The Company shall pay all reasonable legal fees and expenses of Observer in the defense of such claims or actions; provided, however, that the Company shall not be obliged to pay legal expenses and fees to more than one law firm (in addition to local counsel) in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against Observer. Such law firm (in addition to local counsel) shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm (other than local counsel).

10.    Insurance. For the duration of Observer’s appointment as Observer of the Company, the Company shall cause to be maintained in effect a policy of liability insurance coverage (if available) for Observer against liability that may be asserted against or incurred by him in his capacity as Observer which is substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officer’s liability insurance. Upon reasonable request, the Company shall provide Observer or his counsel with a copy of all directors’ liability insurance applications, binders, policies, declarations, endorsements, and other related materials. Notwithstanding the foregoing, the Company may, but shall not be required to, create a trust fund, grant a security interest, or use other means, including, without limitation, a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement.

11.    Governing Law: Venue for Disputes. This Agreement shall be governed in all respects by the laws of the State of Maryland (without giving effect to principles of conflicts of laws which would lead to the application of the laws of another jurisdiction). Each party hereby irrevocably and unconditionally consents to the jurisdiction of the federal and state courts in Los Angeles County, State of California, for any action, suit or proceeding arising out of or related to this Agreement. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in the federal and state courts in Los Angeles County, State of California, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

12.    Notices. All notices and communications hereunder shall be in writing and shall be deemed to have been given and delivered when deposited in the United States mail, postage prepaid, registered or certified mail, to the applicable address set forth below.

To the Company:	Griffin Capital Essential Asset REIT, Inc.
Attention: Kevin A. Shields
2121 Rosecrans Avenue, Suite 3321
El Segundo, California 90245
Fax: (310) 606-5910

To Observer:	Warren DeHaan
c/o Starwood Property Trust, Inc.
591 West Putnam Avenue
Greenwich, Connecticut 06830

To the Starwood Companies:	Starwood Property Trust, Inc.
SPT Griffin Holdings, LLC

591 West Putnam Avenue
Greenwich, Connecticut 06830
Attention: Andrew Sossen

13.    Entire Agreement. This Agreement, together with the Investor Rights Agreement, constitutes the complete and exclusive statement regarding the subject matter of this Agreement and supersedes all prior agreements, understandings and communications, oral or written, between the parties regarding the subject matter of this Agreement.

14.    Expenses. The Company agrees to reimburse the Observer and the Starwood Companies, and the Starwood Companies agree to reimburse the Company, for the actual and reasonable costs and expenses of the other party that such other party incurs in connection with the enforcement of this Agreement or any claim, damages or litigation relating to any breach of this Agreement, if such other party is found to have breached this Agreement.

15.    Term. The provisions of Section 1 hereof shall terminate and be of no further force or effect pursuant to Section 1(e) hereof. Notwithstanding the provisions of this Section 15, the provisions of Sections 2, 3, 4, 6, 7, 8, 9,11, 14 and this Section 15 shall survive any termination or expiration of this Agreement.

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IN WITNESS WHEREOF, the undersigned have hereto executed this Agreement as of the date first above written.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.

By:	/s/ Kevin A. Shields
Name:	Kevin A. Shields
Title:	Chief Executive Officer

OBSERVER:

/s/ Warren DeHaan
Name:	Warren DeHaan

SPT GRIFFIN HOLDINGS, LLC

By:	/s/ Andrew J. Sossen
Name:	Andrew J. Sossen
Title:	Authorized Signature

STARWOOD PROPERTY TRUST, INC.

By:	/s/ Andrew J. Sossen
Name:	Andrew J. Sossen
Title:	Authorized Signature